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                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) March 5, 1996
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                          NOVATEK INTERNATIONAL, INC.
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             (Exact name of registrant as specified in its charter)


COLORADO                  0-22096              84-1074891
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(State or other         (Commission           (IRS Employer
jurisdiction of         File Number)          Identification No.)
incorporation)


              1340 Neptune Drive, Boynton Beach, Florida     33426
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            (Address of principal executive offices)      (Zip Code)


Registrant's telephone number, including area code (407) 736-6659
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                                       N/A
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         (Former name or former address, if changed since last report.)


PLEASE ADDRESS ALL CORRESPONDENCE TO:  Frank J. Cooney, President
                                       Novatek International, Inc.
                                       1340 Neptune Drive
                                       Boynton Beach, Florida 33426



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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT;
ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On March 5, 1996 a merger was effected between Novatek International, Inc. ("Company"), its wholly-owned subsidiary Novatek International Holdings, Inc., ("Holdings"), Medical Products, Inc. ("MPI") and its shareholders The Celentano Limited Partnership & Pickeral Cove Trust ("Shareholders"). As a result of this merger, the business of MPI will be conducted by Holdings as a wholly-owned subsidiary of the Company.

The consideration for the merger was as follows:

1. The Company issued 2,002,638 shares of its common stock to The Celentano Limited Partnership and 2,002,637 shares of its common stock to Pickeral Cove Trust in exchange for all of the outstanding shares (7,500 shares of common stock) of MPI.

2. The Company issued 3,453,125 shares of its common stock, $125,000 in short term notes and paid $1,300,000 to New England Diagnostics Corporation ("NED") and MPI previously paid $950,000 to NED which resulted in payment in full of the balance due to NED of a promissory note in the original face amount of $30,000,000 owing from MPI to NED. The $3,000,000 note previously issued by the Company to MPI was cancelled. NED assigned the shares to Rudolf Baboun ("Baboun").

3. The Company issued a $36,000,000 face amount, 9% convertible debenture convertible into 7,200,000 shares of the Company's common stock to NED as consideration for NED acquiring for the Company certain sales contracts for products for which MPI holds a license to distribute. This debenture has been placed in escrow pending the performance by NED of its obligation to acquire these certain sales contracts.

4. The Company issued to Joseph Roberts & Co. 1,000,000 shares of its common stock for its assistance in arranging the merger.

5. The Company has agreed to issue 1,000,000 shares of its common stock and paid $250,000 to four consultants to further the Company's interests in Honduras, Costa Rica and Colombia.

Prior to the issuance of the common shares set forth above, the Company had issued and outstanding 2,674,498 shares of its common stock. In addition, in order to facilitate this transaction, the Company, after giving effect to the merger, issued convertible notes payable in the amount of $2,354,000 convertible into the Company's common stock at $2.50 per share. After the issuance of the 9,458,400 shares of common stock set forth above, the Company has issued and outstanding 12,132,898 shares of its common stock, of which Baboun owns 3,453,125 shares, or 28.5%, The Celentano Limited Partnership owns 2,002,638 shares, or 16.5% and Pickeral Cove Trust owns 2,002,637 shares, or 16.5%. Should NED convert its 9% debenture into 7,200,000 shares, the Company would have issued and

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outstanding 19,332,898 shares of common stock, of which NED would own
7,200,000 shares, or 37.2%.

A more detailed description of this transaction is set forth in the Agreement and Plan of Merger, Amendment to Agreement and Plan of Merger, 9% Convertible Debenture and Escrow Agreement, documents included as exhibits to this filing.

Medical Products, Inc. is a Florida corporation incorporated on November 3, 1995. The only business conducted by MPI from its incorporation through the Merger was to enter into the License Agreement, as Licensee, with NED. The Company, through Holdings, is now the Licensee of this License Agreement. The License Agreement grants the exclusive license to distribute twelve (12) specified medical diagnostic tests in South America and the Bahamas. For a more detailed description of the Company's rights and obligations, see the License Agreement included as an exhibit to this filing.

ITEM 5.  OTHER EVENTS


Effective February 28, 1996, Brigitte U. Cooney resigned as Secretary and a Director of the Company and Theodore B. Thomas resigned as Vice President, Treasurer and a Director of the Company. The Company's President, Frank J. Cooney, will serve as Treasurer and the Company's Assistant Secretary, Larry Schone, will serve as Secretary.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS


(a) and (b) - Financial Statements of Businesses Acquired and Pro Forma Financial Information - to be filed by amendment.

(c)  Exhibits

     2.0  Agreement and Plan of Merger dated December 29, 1995

     2.1  Amendment to Agreement and Plan of Merger dated February 28, 1996


     4.0  $36,000,000, 9% Convertible Debenture due January 1, 2001

     4.1  Escrow Agreement for 9% Convertible Debenture

    10.0 License Agreement between New England Diagnostics Corporation and Medical Products, Inc.


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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


Date: March 19, 1996     Novatek International, Inc.
                         (Registrant)



                         By /s/ Frank J. Cooney
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                           Frank J. Cooney, President
                           Principal Executive Officer